UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report: (Date of earliest event reported): July 24, 2006
                                                  (July 20, 2006)



                      EQUITY TECHNOLOGIES & RESOURCES, INC.
             -----------------------------------------------------
             (exact name of registrant as specified in its charter)




           Delaware                     000-17520                75-227-6137
- ----------------------------     ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)


325 W. Main Street, Suite 240
Lexington, Kentucky                                               40507
- --------------------------------------                  ----------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (859) 321-2466



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

THE PURPOSE OF THIS FILING IS TO REPORT THE REGISTRANT ENTERING INTO A DEFINITIVE STOCK EXCHANGE AGREEMENT ON JULY 20, 2006. THE ACTUAL AGREEMENT IS ATTACHED AS AN EXHIBIT.


Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 15, 2006, the Company entered into a letter of intent with H.E.B. LLC, a Nevada corporation, hereafter "HEB," and MB Holding Corporation, a Nevada corporation and wholly owned subsidiary of HEB, hereafter "MBH," pursuant to which the Company would acquire MBH in exchange for shares of the Company's common stock. MBH is the sole member of VPS Holding, LLC, a Kentucky limited liability company, hereafter "VPSH", and Envoii Healthcare, LLC, a Nevada limited liability company, hereafter "Envoii." VPSH and Envoii developed and own certain technologies and led a consortium to conduct the first prescription drug monitoring pilot project in real time in the United States. Under the Stock Exchange Agreement, HEB is to receive 34,000,000 post split shares of the Company's common stock in exchange for all of the issued and outstanding shares of MBH.

     On July 20, 2006, the Company entered into a Stock Exchange Agreement with HEB and MBH incorporating the terms of the letter of intent (the "Stock Exchange Agreement"). The Stock Exchange Agreement was authorized and approved by the Company's board of directors by written consent dated July 20, 2006. The stock exchange transaction is subject to several conditions, including:

     * The cancellation of all of the Company's outstanding Class B Common Stock, par value $.01 per share ("Class B Common Stock");

     *    The adoption and approval of the Reverse Stock Split;

     *    The adoption and approval of the Amended and Restated Certificate; and

     * The agreement of the holders of approximately $2,600,000 of the Company's outstanding debt to exchange such debt for 2,600,000 post split shares of the Company's common stock.

     Mr. Scott Haire owns 90% of the membership interest in HEB and as manager, has voting control of HEB. Mr. Haire is also the sole member and the manager of MLH Investments LLC, a Nevada limited liability company, hereafter "MLH". On April 14, 2006, the Company, Mr. James K. Millard, our President and Chief Executive Officer, Mr. James Arch and MLH entered into a stock purchase agreement pursuant to which MLH acquired from the Company 156,196,406 newly issued shares of our Class A Common Stock for $15,619.64 and acquired from Mr. Arch all of our issued and outstanding shares of Class B Common Stock for $100. As a result of this transaction, Mr. Haire obtained effective voting control over a majority of the Company's outstanding voting securities.

     On July 20, 2006, pursuant to the terms of a Stock Cancellation Agreement between the Company and MLH, all of the issued and outstanding shares of Class B Common Stock were cancelled.

     On July 21, 2006, pursuant to debt exchange agreements, the holders of approximately $2,600,000 of the Company's outstanding debt agreed to exchange such debt for 2,600,000 post split shares of common stock, subject to the consummation of the Stock Exchange Agreement between the Company and HEB.

     The closing of the Stock Exchange Agreement remains subject to the effectiveness of the Reverse Stock Split and Amended and Restated Certificate. On July 21, 2006, the holders of a majority of the Company's outstanding shares of Class A Common Stock approved of the Reverse Stock Split and the Amended and Restated Certificate.

     The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

Exhibit No.     Description
----------     --------------------------------
10.20 *        Stock  Exchange  Agreement  dated July 20,  2006  between  Equity
               Technologies  &  Resources,  Inc.,  MB Holding  Corporation,  and
               H.E.B., LLC,

10.21 * This Stock Cancellation Agreement (Class B Common Stock) dated July 20, 2006 between Equity Technologies & Resources, Inc., and MLH INVESTMENTS, LLC

10.22 * Form of Debt Exchange Agreement between Equity Technologies & Resources, Inc., and Holder.
---------------

* Filed herewith.





                                   SIGNATURES

     PURSUANT to the requirements of the Securities Exchange Act, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      EQUITY TECHNOLOGIES & RESOURCES, INC.



DATE: July 24, 2006        /s/ James Kemper Millard
                           ------------------------------------
                           James Kemper Millard,
                           President & Chief Executive Officer